As filed with the Securities and Exchange Commission on November 7, 2023

Registration No. 333-256463

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 4 TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ConvexityShares Trust
(Registrant)

Delaware

(State or other jurisdiction of incorporation or organization)

6221

(Primary Standard Industrial Classification Code Number)

(I.R.S. Employer Identification No.)

c/o Teucrium Trading, LLC
Three Main Street, Suite 215

Burlington, Vermont 05401
Phone: (802) 540-0019
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Copy to:

Eric D. Simanek, Esq.
Eversheds Sutherland (US) LLP
700 Sixth Street, N.W.
Washington, D.C. 20001

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 4 to the Registration Statement on Form S-1 (Registration No. 333-256463) is being filed to terminate the offering of the securities of the ConvexityShares Daily 1.5x SPIKES Futures ETF and ConvexityShares 1x SPIKES Futures ETF. The registrant expects that the offering will be terminated upon effectiveness.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Burlington, state of Vermont, on November 7, 2023.

By:	Teucrium Trading LLC, Sponsor

By	/s/ Sal Gilbertie
Sal Gilbertie
Principal Executive Officer, Secretary and Member

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. The document may be executed by signatories hereto on any number of counterparts, all of which shall constitute one and the same instrument.

Signature	Title	Date

/s/ Sal Gilbertie	President/Chief Executive Officer/	November 7, 2023
Sal Gilbertie	Chief Investment Officer/Member of the Sponsor

Signature	Title	Date

/s/ Cory Mullen-Rusin	Chief Financial Officer/Chief Accounting Officer/	November 7, 2023
Cory Mullen-Rusin	Chief Compliance Officer/Principal Financial Officer

Signature	Title	Date

/s/ Steve Kahler	Chief Operating Officer	November 7, 2023
Steve Kahler